Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260105) of Rover Group, Inc. of our report dated March 21, 2022 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 21, 2022